Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-265244 and 333-215672 on Form S-3 and Registration Statement Nos. 333-288167, 333-257413, 333-220186, 333-198674, 333-183488, and 333-159159 on Form S-8 of our reports dated March 2, 2026, relating to the financial statements of Harrow, Inc. and the effectiveness of Harrow, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Nashville, Tennessee
March 2, 2026